Exhibit 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of United Dominion Realty Trust, Inc. and in the related Prospectuses of our report dated March 5, 1997, with respect to the consolidated financial statements and schedule of United Dominion Realty Trust, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

Registration Statement
        Number                                    Description
----------------------                            -----------

      33-40433                  Form S-3, pertaining to the private placement of
                                   900,000 shares of the Company's common stock
                                   in May, 1991.
      33-32930                  Form S-3, pertaining to the Company's Dividend
                                   Reinvestment and Stock Purchase Plan.
      33-47296                  Form S-8, pertaining to the Company's Stock
                                   Purchase and Loan Plan.
      33-48000                  Form S-8, pertaining to the Company's Stock
                                   Option Plan.
      33-58201                  Form S-8, pertaining to the Employee's Stock
                                   Purchase Plan.
      33-55159                  Form S-3, Shelf Registration Statement,
                                   pertaining to $400 Million of Common Stock,
                                   Preferred Stock and Debentures.
      33-64275                  Form S-3, Shelf Registration Statement,
                                   pertaining to the registration of $462.3
                                   million of Common Stock, Preferred Stock and
                                   Debt Securities.
      333-11207                 Form S-3, Shelf Registration Statement,
                                   pertaining to the private placement of
                                   1,679,840 shares of the Company's Common
                                   Stock in August, 1996.
      333-15133                 Form S-3, pertaining to the Company's Dividend
                                   Reinvestment and Stock Purchase Plan.

                                                  Ernst & Young LLP

Richmond, Virginia
March 28, 1997